Exhibit 99

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	info@rcmt.com	Bradley S. Vizi
Pennsauken, NJ 08109	www.rcmt.com	Executive Chairman
Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES

FIRST-QUARTER RESULTS

Pennsauken, NJ – May 8, 2024 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care, and information technology services, today announced financial results for the thirteen weeks ended March 30, 2024.

RCM Technologies reported revenue of $71.9 million for the thirteen weeks ended March 30, 2024 (the current quarter), an increase of 7.2% compared to $67.1 million for the thirteen weeks ended April 1, 2023 (the comparable prior quarter). Gross profit was $20.4 million for the current quarter, a 7.1% increase compared to $19.0 million for the comparable prior quarter.  The Company experienced GAAP net income of $4.0 million, or $0.48 per diluted share, for the current quarter compared to $3.8 million, or $0.41 per diluted share, for the comparable prior quarter. The Company experienced adjusted EBITDA (non-GAAP) of $6.8 million for the current quarter compared to $6.1 million for the comparable prior quarter.  The Company experienced $0.53 of adjusted net income per diluted share (non-GAAP) for the current quarter as compared to $0.41 for the comparable prior quarter.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “Our breadth of strategic focus is widening and deepening throughout the organization, with all teams executing on current initiatives while seeding new initiatives designed to propel growth well into the future.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “In the first quarter, adjusted EBITDA and adjusted EPS increased 11.1% and 30.4%, respectively. Cash conversion increased both sequentially and year over year. We anticipate continued improvement in cash flow from operations in each of the next two quarters.”

Conference Call

On Thursday, May 9, 2024, RCM Technologies will host a conference call to discuss these results. The call will begin at 11:30 a.m. Eastern Time. The dial-in number is (800) 285-6670.

About RCM

RCM Technologies (NasdaqGM: RCMT) is a business and technology solutions provider with world-class talent in key market segments. We help design, build, and enable the Industries of Tomorrow, Today. Operating at the intersection of resources, critical infrastructure and modernization of industries through advanced technologies, RCM is a provider of services in Health Care, Engineering, Aerospace & Defense, Process & Industrial, Life Sciences and Data & Solutions. www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995. They are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expectations regarding our future revenues and other financial results, such as cash flows, our pipeline, and potential project wins, and our expectations for investment and growth in our business. Such statements are based on current expectations that involve several known and unknown risks, uncertainties, and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties, and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties, and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023
Revenue	$71,939	$67,124
Cost of services	51,572	48,100
Gross profit	20,367	19,024
Selling, general and administrative	14,199	13,396
Depreciation and amortization of property and equipment	287	271
Amortization of acquired intangible assets	45	45
Gain on sale of assets	-	(395)
Operating income	5,836	5,707
Other expense, net	426	407
Income before income taxes	5,410	5,300
Income tax expense	1,458	1,463
Net income	$3,952	$3,837

Diluted net earnings per share data	$0.48	$0.41
Diluted weighted average shares outstanding	8,170,839	9,401,867

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis

(Unaudited)

(In Thousands)

The following non-GAAP measures, which adjust for the categories of expenses described below, are non-GAAP financial measures.  Our management believes that these non-GAAP financial measures (“Adjusted operating income,” “EBITDA” and “Adjusted EBITDA”) are useful information for investors, shareholders, and other stakeholders of our Company in gauging our results of operations on an ongoing basis and to enhance investors’ overall understanding of our current financial performance and period-to-period comparisons.  Adjusted operating income, EBITDA and Adjusted EBITDA should not be considered alternatives to net income as an indicator of performance.  In addition, Adjusted operating income, EBITDA and Adjusted EBITDA do not take into account changes in certain assets and liabilities and interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read-only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company’s GAAP net income and the corresponding adjustments used to calculate Adjusted operating income, EBITDA and Adjusted EBITDA for the thirteen ended March 30, 2024 and April 1, 2023.

	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023
GAAP operating income	$5,836	$5,707
Adjustments
Gain on sale of assets	-	(395)
Equity compensation	635	496
Adjusted operating income (non-GAAP)	$6,471	$5,808

GAAP net income	$3,952	$3,837
Income tax expense	1,458	1,463
Interest expense, net	478	360
Depreciation of property and equipment	287	271
Amortization of acquired intangible assets	45	45
EBITDA (non-GAAP)	$6,220	$5,976

Adjustments
Gain on sale of assets	-	(395)
(Gain) loss on foreign currency transactions	(52)	47
Equity compensation	635	496
Adjusted EBITDA (non-GAAP)	$6,803	$6,124

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis (Continued)

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023
GAAP net income	$3,952	$3,837
Adjustments
Gain on sale of assets	-	(395)
(Gain) loss on foreign currency transactions	(52)	47
Equity compensation	635	496
Tax impact from normalized rate	(174)	(136)
Adjusted net income (non-GAAP)	$4,361	$3,849

GAAP diluted net earnings per share	$0.48	$0.41
Adjustments
Gain on sale of assets	-	(0.04)
(Gain) loss on foreign currency transactions	0.00	0.00
Equity compensation	0.08	0.05
Tax impact from normalized rate	(0.03)	(0.01)
Adjusted diluted net earnings per share (non-GAAP)	$0.53	$0.41

RCM Technologies, Inc.

Summary of Selected Income Statement Data

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended March 30, 2024
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$38,182	$23,505	$10,252	$71,939
Cost of services	27,108	18,003	6,461	51,572
Gross profit	$11,074	$5,502	$3,791	$20,367
Gross profit margin	29.0%	23.4%	37.0%	28.3%

	Thirteen Weeks Ended April 1, 2023
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$39,130	$18,490	$9,504	$67,124
Cost of services	27,458	14,444	6,198	48,100
Gross profit	$11,672	$4,046	$3,306	$19,024
Gross profit margin	29.8%	21.9%	34.8%	28.3%

RCM Technologies, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands, Except Share Amounts)

	March 30,	December 30,
	2024	2023
	(Unaudited)
Current assets:
Cash and cash equivalents	$2,099	$6,284
Accounts receivable, net	73,486	70,690
Transit accounts receivable	9,722	8,891
Prepaid expenses and other current assets	4,515	4,637
Total current assets	89,822	90,502

Property and equipment, net	4,386	4,005

Deposits	290	313
Deferred income taxes, foreign	53	55
Goodwill	22,147	22,147
Operating right of use asset	3,147	2,779
Intangible assets, net	638	683
Total other assets	26,275	25,977

Total assets	$120,483	$120,484

Current liabilities:
Accounts payable and accrued expenses	$13,596	$12,454
Transit accounts payable	31,715	31,102
Accrued payroll and related costs	12,174	11,203
Finance lease payable	116	233
Income taxes payable	778	330
Operating right of use liability	615	693
Contingent consideration from acquisitions	300	300
Deferred revenue	3,514	1,881
Total current liabilities	62,808	58,196

Deferred income taxes, net, foreign	185	187
Deferred income taxes, net, domestic	1,619	1,568
Contingent consideration from acquisitions, net of current position	1,671	1,671
Operating right of use liability, net of current position	2,644	2,268
Borrowings under line of credit	22,159	30,804
Total liabilities	91,086	94,694

Contingencies (note 15)	-	-

Stockholders’ equity:
Preferred stock, $1.00 par value; 5,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock, $0.05 par value; 40,000,000 shares authorized;
17,775,693 shares issued and 7,947,087 shares outstanding at March 30, 2024 and 17,673,427 shares issued and 7,844,821 shares outstanding at December 30, 2023	887	882
Additional paid-in capital	116,256	116,579
Accumulated other comprehensive loss	(2,840)	(2,813)
Accumulated deficit	(15,313)	(19,265)
Treasury stock, 9,828,606 shares at March 30, 2024 and
December 30, 2023, at cost	(69,593)	(69,593)
Total stockholders’ equity	29,397	25,790

Total liabilities and stockholders’ equity	$120,483	$120,484

RCM Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023
Net income	$3,952	$3,837
Adjustments to reconcile net income to cash used in operating activities	1,250	703
Changes in operating assets and liabilities:
Accounts receivable	(2,802)	(8,035)
Prepaid expenses and other current assets	120	960
Net of transit accounts receivable and payable	(219)	1,472
Accounts payable and accrued expenses	1,345	(1,667)
Accrued payroll and related costs	976	2,404
Right of use liabilities	(304)	(348)
Income taxes payable	451	141
Deferred revenue	1,633	(310)
Deposits	24	11
Total adjustments	2,474	(4,669)
Net cash provided by (used in) operating activities	6,426	(832)

Net cash used in investing activities	(669)	(332)
Net cash (used in) provided by financing activities	(9,714)	2,416
Effect of exchange rate changes on cash and cash equivalents	(228)	234
(Decrease) increase in cash and cash equivalents	($4,185)	$1,486